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                           FORM 8-K. --CURRENT REPORT

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        June 28, 1999
                                               ---------------------------
      OPHIDIAN PHARMACEUTICALS, INC.
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               (Exact name of registrant as specified in its charter)


  Delaware                       333-33219                 39-1661164
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(State, or other jurisdiction   (Commission             (IRS Employer of
      incorporation)            File Number)            Identification No.)


5445 East Cheryl Parkway,   Madison, Wisconsin                 53711
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        (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code          608.271.0878
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      (Former name or Former Address, if changed since last report)
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                                                                            8K.2


                    INFORMATION TO BE INCLUDED IN THE REPORT


Item:

   5. Other Events.      SEE EXHIBIT 1
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                                                                            8K.3
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             OPHIDIAN Pharmaceuticals, Inc.
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                                                        (Registrant)

Date      June 29, 1999                      /s/ Donald L. Nevins
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                                                         (Signature)
                                                 Donald L. Nevins
                                                 Vice President-Finance
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                                                                            8K.4

EXHIBIT 1
                                                   Contact Donald L. Nevins, CFO
            FOR RELEASE 7:00 AM CDST 06/29/99     Ophidian Pharmaceuticals, Inc.
                                                              Phone 608.271.0878
                                                                Fax 608.277.2395
                                                         E-mail dnevins@ophd.com

      OPHIDIAN FILES PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

June 29, 1999 -- MADISON, Wisconsin -- Ophidian Pharmaceuticals, Inc. (Ophidian) (NASDAQ SmallCap: OPHD and Pacific Exchange, Inc.: OPD), a biotechnology company developing pharmaceuticals from avian antibodies announced today that it is calling a Special Meeting of its Stockholders to be held Friday, July 23, 1999.

The Board of Directors of the Company has approved and is soliciting stockholder approval of an amendment to the Company's Certificate of Incorporation pursuant to which each eight (8) shares of the issued and outstanding shares of Common Stock of the Company shall be converted into one
(1) issued and outstanding share of Common Stock of the Company. If approved by the Company's stockholders, this 1 for 8 reverse stock split will become effective upon its filing with the Delaware Secretary of State.

The principal reason for the proposed reverse split is to maintain the Company's eligibility for listing on the Nasdaq SmallCap Market and to increase the stock's attractiveness to the investor community. In order to maintain its listing on the Nasdaq SmallCap Market, the minimum daily closing bid price per share must be at least $1.00. On May 7, 1999, the closing bid price for the Common Stock had been below $1.00 for 30 consecutive trading days. Since June 7, 1999, the Company's Common Stock has for 15 consecutive trading days closed with a bid price per share at $1.00 or better which fulfills listing requirements. Failure to maintain this minimum price could result in the future delisting of the Common Stock on the Nasdaq SmallCap Market, which might affect the trading in and liquidity of the Common Stock.

The Board of Directors is also recommending that the stockholders approve the Reverse Split in hopes that it will broaden the market for the Common Stock. Various brokerage house policies and practices tend to discourage individual brokers within those firms from dealing with lower priced stocks. For example, low-priced stocks often cannot be used as collateral for margin accounts and certain administrative policies can make the handling of the lower priced stocks economically unattractive to brokers. Additionally, institutional investors typically are unwilling to invest in companies whose stock trades at less than $5. Finally, the transaction costs of dealing in a low priced stock can be unattractively high because broker's commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks.

This document may contain certain forward-looking statements based on current management expectations. There are certain key factors that could cause future results to differ from those anticipated by management. Such factors include, but are not limited to, technical risks associated with the development of new products, the continued progress of clinical trials of the company, the company's ability to continue to establish collaborative agreements with third parties, the competitive environment of the biotechnology and pharmaceutical industries, and general economic conditions. Additional information on potential factors that could affect the company's financial results are included in the company's prospectus dated May 7, 1998, and other reports filed with the Securities and Exchange Commission.

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